Exhibit 99.1

Bechtel makes $50 million investment in Tellurian

HOUSTON, Texas – (BUSINESS WIRE) March 21, 2018 — Tellurian Inc. (Tellurian) (NASDAQ: TELL) announced today that an affiliate of Bechtel Oil, Gas and Chemicals, Inc. (Bechtel) has made a $50 million zero coupon preferred equity investment in Tellurian which has an implied Tellurian common share price of $8.16 per share.

Brendan Bechtel, Chairman and CEO of Bechtel Group, Inc. said, “Tellurian management and Bechtel have worked together for many years and we look forward to continuing our success as equity partners.”

President and CEO Meg Gentle added, “Bechtel and Tellurian management have constructed 55 million tonnes per annum (mtpa) of liquefaction capacity together on various projects and have formed a respected and productive relationship. We are fortunate to have such strong strategic partners including Bechtel, GE and Total and look forward to breaking ground at Driftwood LNG in 2019.”

In November 2017, Tellurian and Bechtel signed four fixed price, lump sum turnkey agreements totaling $15.2 billion for EPC of Driftwood, the ~27.6 mtpa liquefied natural gas (LNG) export facility proposed near Lake Charles, Louisiana.

Alasdair Cathcart, Bechtel OG&C President said, “We have dedicated our talent and innovation to design Tellurian’s LNG liquefaction program. Today’s investment reinforces our long-term partnership with Tellurian and our mutual commitment to deliver the next wave of low-cost LNG.”

Bechtel is a global leader in engineering, procurement and construction of LNG facilities, having delivered 41 LNG trains on 16 projects in 10 countries. Today, production on Bechtel-built facilities accounts for about one-third of global LNG capacity.

About Tellurian Inc.

Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.

For more information, please visit www.tellurianinc.com.

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CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” “proposed”, and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the development, costs and timing of the Driftwood terminal. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual

1201 Louisiana Street Suite 3100   |    Houston, TX 77002   |    TEL + 1 832 962 4000   |    www.tellurianinc.com

Report on Form 10-K for the year ended December 31, 2017 filed by Tellurian with the Securities and Exchange Commission (the “SEC”) on March 15, 2018, and other filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media:

Joi Lecznar

SVP Public Affairs and Communication

Phone +1.832.962.4044

joi.lecznar@tellurianinc.com

Investors:

Amit Marwaha

Director, Investor Relations

Phone +1.832.485.2004

amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100   |    Houston, TX 77002   |    TEL + 1 832 962 4000   |    www.tellurianinc.com